UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 9, 2010
United Western Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Colorado
(State or Other Jurisdiction of Incorporation)

0-21231	84-1233716
(Commission File Number)	(IRS Employer Identification No.)

700 Seventeenth Street, Suite 2100 Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 595-9898
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

See Item 2.03 of this Current Report on Form 8-K, which is incorporated by reference herein.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On July 9, 2010, United Western Bancorp, Inc. (the “Company”) and Equi-Mor Holdings, Inc. (the “Pledgor”) entered into the Fourth Forbearance and Amendment Agreement (the “Agreement”) with JPMorgan Chase Bank, N.A. (“JPMorgan”), effective as of May 15, 2010.

The terms of the Agreement provide, among other things, that JPMorgan agrees to forbear from exercising its rights and remedies under the Credit Agreement dated June 29, 2007, as amended (the “Credit Agreement”); the $25 million line of credit note dated September 30, 2009, as amended (the “Note”) (the Note has a current principal balance of $16.250 million); the Amendment and Forbearance Agreement dated December 14, 2009; the Amendment to Credit Agreement, Note Modification and Forbearance Agreement dated January 15, 2010; the Forbearance Agreement dated April 21, 2010; and the other related loan documents described in the Agreement (collectively the “Loan Documents”) on account of the Disclosed Defaults (as defined in the Agreement) until the earlier of: (i) the end of business on September 30, 2010; or (ii) the occurrence of a default, other than the Disclosed Defaults, under any of the Loan Documents, the Agreement or any other agreement required to be entered into by the Agreement (the “Forbearance Period”).

During the Forbearance Period, the Company agrees to pay JPMorgan monthly principal payments in the amount of $500,000.00 for the months of June, July, August and September, 2010; such principal payments are due on the last day of each month (except the June payment shall be paid immediately upon the receipt by the Company of the written non-objection from the Office of Thrift Supervision (the “OTS”) on making such payment and the September principal payment shall be due on September 15, 2010).  In addition, the Company agrees to pay JPMorgan monthly interest payments for the months of June, July, August and September, 2010; such interest payments are  due on the last day of the month (except for the June interest payment which shall be paid immediately upon receipt by the Company of the written non-objection from the OTS on making such payment).

The Agreement requires the Company to cause the proceeds of any transaction or series of transactions which are consummated as a result of the Company’s plan to raise capital from outside investors or a strategic transaction (the “Company’s Capital Raise/Strategic Plan”) wherein the gross proceeds of such Company’s Capital Raise/Strategic Plan are equal to or greater than $132 million, to be used, first and foremost, to satisfy the obligations under the Note and the Credit Agreement.

Pursuant to the Agreement, the Company and the Pledgor each shall continue to be entitled to receive the cash flows from the securities pledged as collateral for the Note in an amount not to exceed $3 million from each pledged account (i.e., $3 million from the Company’s pledged account and $3 million from the Pledgor’s pledged account) for the period beginning January 15, 2010 to September 30, 2010.

The foregoing is only a summary of the material terms of the Agreement and does not purport to be complete, and is qualified in its entirety by reference to the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(a)  Exhibits.

10.1	Fourth Forbearance Agreement by and between United Western Bancorp, Inc. and JPMorgan Chase Bank, N.A. dated July 9, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED WESTERN BANCORP, INC.

Dated: July 13, 2010	By: /s/ Benjamin C. Hirsh
Name: Benjamin C. Hirsh
Title: Chief Accounting Officer